UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2014

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36745	59-2262718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

50 Health Sciences Drive
Stony Brook, New York 11790
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
631-240-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

Applied DNA Sciences, Inc., a Delaware corporation (the “Company”) closed its underwritten public offering on November 20, 2014 in which 2,800,000 shares of common stock ("Common Stock") and warrants to purchase up to an aggregate of 2,800,000 shares of Common Stock were sold to the public for gross proceeds to the Company of $9.1 million. The public offering price for each share of Common Stock and each warrant was $3.24 and $.01, respectively. The warrants may be exercised for a period of five years and have a per share exercise price of $3.50 per share of Common Stock. In connection with the offering, the Company granted to the underwriters a 45-day option to purchase up to 420,000 additional shares of Common Stock and/or up to 420,000 additional warrants to cover over-allotments, if any. The Company’s Common Stock and warrants are listed on the Nasdaq Capital Market under the symbols “APDN” and “APDNW”, respectively.

In connection with the closing of the offering, the Company entered into a Warrant Agreement with American Stock Transfer & Trust Company, LLC, as warrant agent (“Warrant Agreement”), pursuant to which American Stock Transfer & Trust Company, LLC has agreed to act as transfer agent with respect to the warrants for the Company. A copy of the Warrant Agreement is filed as Exhibit 4.1 and is incorporated herein by reference.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on November 14, 2014.

On November 20, 2014, the Company issued a press release announcing the closing of the public offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Warrant Agreement dated November 20, 2014 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (including form of Warrant Certificate).
99.1	Press Release dated November 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2014	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
Name:	James A. Hayward
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement dated November 20, 2014 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (including form of Warrant Certificate)
99.1	Press Release dated November 20, 2014